Sub-Item 77I - Terms of New or Amended Securities

(a) N/A

(b) On October 1, 1999, the Small-Cap Growth Fund
(Class AA) and Select Fund (Class BB) commenced offering shares. The responses to Sub-Item 77I(b) with respect to the Small-Cap Growth Fund and the Select
Fund are incorporated herein by reference to Post-
Effective Amendment No. 49 to the Trust's
Registration Statement on Form N-1A (Nos. 2-75677
and 811-3373) as filed with the SEC on July 15, 1999 and which Amendment became effective on October 1, 1999.